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                                                                    Exhibit 23.1











                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of Terex Corporation of our reports dated February 19, 2001 relating to the financial statements and financial statement schedule, which appear in Terex Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Stamford, Connecticut
August 21, 2001